Exhibit 3

Westpac Banking Corporation ABN 33 007 457 141

All correspondence to: Link Market Services Limited Locked Bag A6015 Sydney South NSW 1235 Australia

Email: westpac@linkmarketservices.com.au Facsimile: 02 9287 0309

Questions from Shareholders Westpac 2008 Annual General Meeting (AGM)

We invite you to submit questions regarding any matter relating to Westpac that may be relevant to the AGM, whether or not you are able to attend the AGM in Sydney, or the information meeting in Melbourne, including:

•                  matters arising from the financial reports or the remuneration report;

•                  resolutions being put to the meeting; and/or

•                  general questions concerning the performance of Westpac.

You may also submit written questions to the auditor if the questions are relevant to the content of the auditor’s report or the conduct of the audit of the financial report to be considered at the AGM. Please clearly indicate if it is a question for the auditor.

We ask that any shareholders who have questions relating to their individual circumstance, ie of a more personal nature, raise these directly via their local branch or telephone banking (132 032 in Australia), or with one of the Customer Service help staff at the AGM.

For your convenience, you can submit your questions:

•                  online via our share registry’s website (www.linkmarketservices.com.au) and follow the directions there; or

•                  via this AGM Question Form. Please return this form in the return envelope provided or fax to + 61 2 9287 0309.

All questions must be received by 5:00pm on Thursday, 4 December 2008.

The Chairman of the meeting will seek to answer as many of the frequently asked questions as possible during the AGM. Answers will not be sent to enquirers on an individual basis.

A live webcast of the AGM will be accessible via www.westpac.com.au/investorcentre. An archived version will be placed on the website to enable the AGM proceedings to be viewed at a later time.

Shareholder’s Name
Address
Telephone (optional)	( )

Shareholder Reference Number or Holder Identification Number

I	OR	X

My question relates to (please check the most appropriate box):

☐ Westpac’s AGM	☐ A resolution being put to the meeting	☐ Westpac’s Auditor
☐ Westpac’s financial reports	☐ Westpac’s performance	☐ Westpac’s approach to sustainability
☐ Westpac’s Remuneration report	☐ A general banking matter or suggestion	☐ Other

Question(s)

Privacy Clause: Link Market Services Limited and Westpac Banking Corporation advise that Chapter 2C of the Corporations Act 2001 requires information about you as a securityholder (including your name, address and details of the securities you hold) to be included in the public register of the entity in which you hold securities. Information is collected to administer your securityholding and if some or all of the information is not collected then it might not be possible to administer your securityholding. Your personal information may be disclosed to the entity in which you hold securities. You can obtain access to your personal information by contacting us at the address or telephone number shown on this form. The respective privacy policies are available on the websites – www.linkmarketservices.com.au and www.westpac.com.au.

Help reduce paper usage

Did you know you can now get all your shareholder communications online?

•                  Dividend statements

•                  Annual Review and Annual Report

•                  Newsletters

•                  Notice of Meetings and Proxy forms.

How?

•                  Go to www.linkmarketservices.com.au and click on ‘Communication Options’ in the left hand menu bar; or

•                  Go to www.westpac.com.au/investorcentre and click on ‘Register your email address’ on the right hand side; or

•                  Contact the Westpac registry on 1800 804 255 (toll free in Australia) or +61 2 8280 7070 from outside Australia.

Vote online

Did you know you can now lodge your proxy online?

This year Westpac shareholders will again be able to lodge their proxy form online.

How?

Go to www.linkmarketservices.com.au and click on ‘Proxy Voting’ in the left hand menu bar.

WQ2008(10/08) 144578